ROYAL GRIP, INC. AND SUBSIDIARY
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                        Three months ended
                                                            March 31,
                                                      -----------------------
                                                       1996          1995
                                                      -----          ----

Net income (loss)                                  ($569,247)       ($369,002)
                                                   ==========      ===========


Weighted Average Shares:
    Common shares outstanding                      2,734,678        2,734,678
    Common equivalent shares issuable upon
                                                       ----              ----
                                                   ---------        ---------

Shares used in net income (loss) per share         2,734,678        2,734,678
                                                   =========        =========

Net income (loss) per share                          ($0.21)           ($0.13)
                                                   ==========      ===========